                                   Exhibit 11
                       Computation of Per Share Earnings
                                  (Unaudited)
                    (In thousands except per share amounts)

                                                Three Months Ended           Six Months Ended
                                           ---------------------------   ---------------------------
                                           May 28, 1995   May 29, 1994   May 28, 1995   May 29, 1994
Income before cumulative effect of
   accounting change                         $ 2,934        $ 4,088         $ 6,282        $ 7,091

Cumulative effect of change in
   accounting for income taxes                    --             --              --            795
                                             -------        -------         -------        -------
Net income                                   $ 2,934        $ 4,088         $ 6,282        $ 7,886
                                             =======        =======         =======        =======
Primary per share earnings
- --------------------------

Average number of common shares
   outstanding                                15,969         16,110          16,035         16,112

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                               94            221              90            205
                                             -------        -------         -------        -------
Average shares used to calculate
   primary per share earnings                 16,063         16,331          16,125         16,317
                                             =======        =======         =======        =======
Primary per share earnings before
   change in accounting for income
   taxes                                     $  0.18        $  0.25         $  0.39        $  0.43
                                             =======        =======         =======        =======
Cumulative effect of change in
   accounting for income taxes                    --             --              --           0.05
                                             -------        -------         -------        -------
Net primary per share earnings               $  0.18        $  0.25         $  0.39        $  0.48
                                             =======        =======         =======        =======
Fully diluted per share earnings
- --------------------------------

Average number of common shares
   outstanding                                15,969         16,110          16,035         16,112

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                              136            221             113            247
                                             -------        -------         -------        -------
Average shares used to calculate
   fully diluted per share earnings           16,105         16,331          16,148         16,359
                                             =======        =======         =======        =======
Fully diluted per share earnings
   before change in accounting for
   income taxes                              $  0.18        $  0.25         $  0.39        $  0.43
                                             =======        =======         =======        =======
Cumulative effect of change in
   accounting for income taxes                    --             --              --           0.05
                                             -------        -------         -------        -------
Net fully diluted per share earnings         $  0.18        $  0.25         $  0.39        $  0.48
                                             =======        =======         =======        =======